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As filed with the Securities and Exchange Commission on August 10, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INHALE THERAPEUTIC SYSTEMS, INC.
(Exact name of Company as specified in its charter)

Delaware (State of Incorporation)	94-3134940 (I.R.S. Employer Identification No.)

Inhale Therapeutic Systems, Inc.
150 Industrial Road
San Carlos, CA 94070
(650) 631-3100
(Address of principal executive offices and zip code)

Shearwater Corporation 1996 Nonqualified Stock Option Plan, as amended
(Full title of the plan)

Ajit S. Gill, Chief Executive Officer
Inhale Therapeutic Systems, Inc.
150 Industrial Road
San Carlos, CA 94070
(650) 631-3100

(Name, address, and telephone number, including area code, of agent for service)	Copies to: Mark P. Tanoury, Esq. John M. Geschke, Esq. Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Shearwater Corporation 1996 Nonqualified Stock Option Plan, as amended	887,343	$0.04	$35,493.72	$8.88

(1)
Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Company's outstanding Common Stock.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the price at which the options may be exercised.

EXPLANATORY NOTE

    The shares registered hereunder will be issued upon the exercise of stock options assumed by Inhale Therapeutic Systems, Inc., a Delaware corporation (the "Company" or the "registrant"), pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated May 22, 2001, as amended, by and between the Company, Shearwater Corporation ("Shearwater"), Square Acquisition Corp., a wholly owned subsidiary of the Company, J. Milton Harris and Puffinus, L.P. (the "Merger Agreement"). The transaction contemplated by the Merger Agreement was completed on June 29, 2001. These options were originally granted to employees and consultants of Shearwater under the Shearwater Corporation 1996 Nonqualified Stock Option Plan, as amended (the "Plan").

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended, (the "Securities Act").

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 1, 2001, including all material incorporated by reference therein;

  2.
  Our Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed on May 1, 2001, including all material incorporated by reference therein;

  3.
  Our Definitive Proxy on Schedule 14A, filed on May 1, 2001;

  4.
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 14, 2001, including all material incorporated by reference therein;

  5.
  Our Current Report on Form 8-K, filed on January 11, 2001;

  6.
  Our Current Report on Form 8-K, filed on May 23, 2001;

  7.
  Our Current Report on Form 8-K, filed on June 4, 2001;

  8.
  Our Current Report on Form 8-K, filed on June 20, 2001;

  9.
  Our Current Report on Form 8-K/A, filed on June 20, 2001;

  10.
  Our Current Report on Form 8-K, filed on July 10, 2001;

  11.
  Our Current Report on Form 8-K/A, filed on August 10, 2001;

  12.
  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000, including all materials incorporated by reference therein; and

  13.
  The description of the common stock contained in our Registration Statement on Form 8-A.

ITEM 4. DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

    The Company's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and for violating Section 174 of the Delaware General Corporation Law. The provisions in the Certificate do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

4.1	(1)	Certificate of Incorporation of Inhale.
4.2	(1)	Bylaws of Inhale.
4.3	(8)	Certificate of Amendment of the Amended Certificate of Incorporation.
4.4	(2)	Restated Investor Rights Agreement among Inhale and certain other persons named therein, dated April 29, 1993, as amended October 29, 1993.
4.5	(3)	Stock Purchase Agreement between Inhale and Pfizer Inc., dated January 18, 1995.
4.6	(4)	Form of Purchase Agreement between Inhale and the individual Purchasers, dated January 28, 1997.
4.7	(5)	Stock Purchase Agreement between Inhale and Capital Research and Management Company, dated December 8, 1998.
4.8	(6)	Purchase Agreement among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc. dated October 6, 1999.
4.9	(6)	Registration Rights Agreement among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.,dated October 13, 1999.
4.10	(6)	Indenture between Inhale as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee, dated October 13, 1999.
4.11	(6)	Form of Inhale Registration Rights Agreement, between Inhale and Selling Shareholder, dated January 25, 2000.
4.12	(7)	Purchase Agreement among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated February 2, 2000.
4.13	(7)	Resale Registration Rights Agreement among Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated February 8, 2000.
4.14	(7)	Indenture between Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee, dated February 8, 2000.
4.15	(8)	Specimen common stock certificate.
4.16	(9)	Specimen warrants to purchase shares of common stock.
4.17	(10)	Purchase Agreement among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated October 11, 2000.
4.18	(10)	Resale Registration Rights Agreement among Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities, Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated October 17, 2000.
4.19	(10)	Indenture between Registrant, as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee, dated October 17, 2000.
4.20	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.21	(11)	Rights Agreement dated as of June 1, 2001 among Inhale Therapeutic Systems, Inc. and Mellon Investor Services LLC.
4.22	(11)	Form of Right Certificate.
5.1	(12)	Opinion of Cooley Godward LLP.
23.1	(12)	Consent of Ernst & Young LLP, independent auditors.
23.2	(12)	Consent of Ernst & Young LLP, independent auditors.
23.3	(12)	Consent of Cooley Godward LLP (included in Exhibit 5.1)
24.1	(12)	Power of Attorney (included in signature page).
99.1	(12)	Shearwater Corporation 1996 Nonqualified Stock Option Plan
99.2	(12)	Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective May 22, 1998

99.3	(12)	Second Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective February 26, 2000
99.4	(12)	Third Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective October 5, 2000
99.5	(12)	Fourth Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective June 22, 2001
99.6	(12)	Form of Shearwater Corporation Nonqualified Stock Option Agreement
99.7	(12)	Form of June 2001 Amendment to Shearwater Corporation Nonqualified Stock Option Agreements

(1)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-75942), as amended.

(3)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-89502), as amended.

(4)
Incorporated by reference to Inhale's Registration Statement on Form S-3 (No. 333-20787).

(5)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-68897), as amended.

(6)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-94161), as amended.

(7)
Incorporated by reference to the indicated exhibit in Inhale's Annual Report on Form 10-K for the year ended December 31, 1999.

(8)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(9)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to Inhale's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in Inhale's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Filed herewith.

ITEM 9. UNDERTAKINGS

1.
The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on August 10, 2001.

INHALE THERAPEUTIC SYSTEMS, INC.
a Delaware corporation
By:	/s/ AJIT S. GILL Ajit S. Gill
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

    KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ajit S. Gill and Brigid A. Makes and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ AJIT S. GILL Ajit S. Gill	Chief Executive Officer and President	August 10, 2001
/s/ ROBERT B. CHESS Robert B. Chess	Chairman of the Board	August 10, 2001
/s/ BRIGID A. MAKES Brigid A. Makes	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	August 10, 2001
/s/ JOHN S. PATTON John S. Patton	Vice President and Director	August 10, 2001

/s/ JAMES B. GLAVIN James B. Glavin	Director	August 10, 2001
/s/ MELVIN PERELMAN Melvin Perelman	Director	August 10, 2001
Irwin Lerner	Director
/s/ ROY A. WHITFIELD Roy A. Whitfield	Director	August 10, 2001

EXHIBIT INDEX

Exhibit Number	Exhibit Index	Description
4.1	(1)	Certificate of Incorporation of Inhale.
4.2	(1)	Bylaws of Inhale.
4.3	(8)	Certificate of Amendment of the Amended Certificate of Incorporation.
4.4	(2)	Restated Investor Rights Agreement among Inhale and certain other persons named therein, dated April 29, 1993, as amended October 29, 1993.
4.5	(3)	Stock Purchase Agreement between Inhale and Pfizer Inc., dated January 18, 1995.
4.6	(4)	Form of Purchase Agreement between Inhale and the individual Purchasers, dated January 28, 1997.
4.7	(5)	Stock Purchase Agreement between Inhale and Capital Research and Management Company, dated December 8, 1998.
4.8	(6)	Purchase Agreement among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc. dated October 6, 1999.
4.9	(6)	Registration Rights Agreement among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc., dated October 13, 1999.
4.10	(6)	Indenture between Inhale as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee, dated October 13, 1999.
4.11	(6)	Form of Inhale Registration Rights Agreement, between Inhale and Selling Shareholder, dated January 25, 2000.
4.12	(7)	Purchase Agreement among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated February 2, 2000.
4.13	(7)	Resale Registration Rights Agreement among Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated February 8, 2000.
4.14	(7)	Indenture between Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee, dated February 8, 2000.
4.15	(8)	Specimen common stock certificate.
4.16	(9)	Specimen warrants to purchase shares of common stock.
4.17	(10)	Purchase Agreement among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated October 11, 2000.
4.18	(10)	Resale Registration Rights Agreement among Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities, Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc., dated October 17, 2000.
4.19	(10)	Indenture between Registrant, as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee, dated October 17, 2000.
4.20	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.21	(11)	Rights Agreement dated as of June 1, 2001 among Inhale Therapeutic Systems, Inc. and Mellon Investor Services LLC.
4.22	(11)	Form of Right Certificate.

5.1	(12)	Opinion of Cooley Godward LLP.
23.1	(12)	Consent of Ernst & Young LLP, independent auditors.
23.2	(12)	Consent of Ernst & Young LLP, independent auditors.
23.3	(12)	Consent of Cooley Godward LLP (included in Exhibit 5.1)
24.1	(12)	Power of Attorney (included in signature page).
99.1	(12)	Shearwater Corporation 1996 Nonqualified Stock Option Plan
99.2	(12)	Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective May 22, 1998
99.3	(12)	Second Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective February 26, 2000
99.4	(12)	Third Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective October 5, 2000
99.5	(12)	Fourth Amendment to the 1996 Nonqualified Stock Option Plan of Shearwater Corporation, effective June 22, 2001
99.6	(12)	Form of Shearwater Corporation Nonqualified Stock Option Agreement
99.7	(12)	Form of June 2001 Amendment to Shearwater Corporation Nonqualified Stock Option Agreements

(1)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-75942), as amended.

(3)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-89502), as amended.

(4)
Incorporated by reference to Inhale's Registration Statement on Form S-3 (No. 333-20787).

(5)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-68897), as amended.

(6)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-94161), as amended.

(7)
Incorporated by reference to the indicated exhibit in Inhale's Annual Report on Form 10-K for the year ended December 31, 1999.

(8)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(9)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to Inhale's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in Inhale's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Filed herewith.

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX